                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant /x/                             / /     Confidential, for Use of the
Filed by a party other than the registrant / /                  Commission Only (as permitted
Check the appropriate box:                                      by Rule 14a-6(e)(2)

/ /     Preliminary proxy statement
/x/     Definitive proxy statement
/ /     Definitive additional materials
/ /     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              LSI Industries Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/x/     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.
/ /     $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1/

- --------------------------------------------------------------------------------

(4)     Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

(5)     Total fee paid:

- --------------------------------------------------------------------------------

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

- --------------------------------------------------------------------------------

(2)     Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

(3)     Filing party:

- --------------------------------------------------------------------------------

(4)     Date filed:

- --------------------------------------------------------------------------------

- ---------------
1. Set forth the amount on which the filing fee is calculated and state how it was determined.

[LSI INDUSTRIES LOGI]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 14, 1996

Dear Shareholder:

         We cordially invite you to attend our Annual Shareholders' Meeting to be held at the Company's headquarters located at 10000 Alliance Road, Cincinnati, Ohio on Thursday, November 14, 1996 at 10:00 a.m. Eastern Standard Time.

         The purposes of this Annual Meeting are to consider and act upon the following proposals:

                  1) To elect three Class B directors to hold office until the Annual Meeting of Shareholders in 1998 and until their respective successors are duly elected and qualified; and

                  2) To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 1997; and

                  3) To transact such other business as may properly be brought before the meeting or any other adjournment thereof.

         Shareholders of record at the close of business on Wednesday, September 18, 1996 are entitled to notice and to vote at the meeting. This notice is given pursuant to an order of the Board of Directors.

         Following the meeting, we will review the Company's progress over the last year and our plans for the future, and will have an open house at the Cincinnati Operations. Our directors and executive officers will be available to discuss the Company's business with you.

                                       Yours truly,


                                       /s/ Robert J. Ready
                                       Robert J. Ready
                                       Chairman of the Board and President

Dated:  September 26, 1996



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                               LSI INDUSTRIES INC.

                               10000 ALLIANCE ROAD
                             CINCINNATI, OHIO 45242

                            TELEPHONE (513) 793-3200
                   ------------------------------------------

                           P R O X Y S T A T E M E N T

                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 14, 1996



                                  INTRODUCTION


         The Board of Directors of LSI Industries Inc. ("LSI Industries" or the "Company") is requesting your Proxy for the Annual Meeting of Shareholders on November 14, 1996, and at any adjournment thereof, pursuant to the foregoing Notice. This Proxy Statement and the accompanying proxy were first mailed on September 27, 1996, to shareholders of record on September 18, 1996.


                            VOTING AT ANNUAL MEETING

GENERAL INFORMATION

         Shareholders may vote in person or by proxy at the Annual Meeting. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. All shares will be voted as specified on each properly executed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors, namely "FOR" Proposal 1 to elect the three persons nominated as Class B directors by the Board of Directors, and "FOR" Proposal 2 (Ratification of Appointment of Independent Public Accountants).

         As of September 18, 1996, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, LSI Industries had 9,023,121 Common Shares outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on September 18, 1996, will be entitled to vote at the Annual Meeting. Abstentions and shares otherwise not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting. The principal shareholders have indicated their intention to vote in favor of management proposals.

PRINCIPAL SHAREHOLDERS

         As of August 30, 1996, the following person is the only shareholder known by the Company to own beneficially 5% or more of its outstanding Common
Shares:

                                 Amount and Nature of            Percent
Name of Beneficial Owner         Beneficial Ownership            Of Class
       Robert J. Ready                543,687 (a)                  5.97%


(a) Includes exercisable options for 54,602 shares and 130,488 shares held in trust for Mr. Ready's children.

The business address of Mr. Ready is: 10000 Alliance Road, Cincinnati, Ohio 45242. Mr. Ready disclaims beneficial ownership of shares held by or in trust for his children.

VOTING BY PROXY

         All properly signed proxies will, unless a different choice is indicated, be voted "FOR" the election of all three nominees for Class B directors proposed by the Board of Directors and "FOR" ratification of the appointment of independent public accountants.

         If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

SHAREHOLDER PROPOSALS

         Shareholders who desire to have proposals included in the Notice for the 1997 Annual Meeting of Shareholders must submit their proposals to the Company at its offices on or before May 30, 1997.

PROPOSAL 1.  ELECTION OF DIRECTORS

         The Company's Code of Regulations provides that the Board of Directors be composed of two classes of directors, Class A and Class B, with each class elected for a two-year term. One class is elected annually. The terms of the Class A directors expire at the 1997 Annual Meeting of Shareholders while the terms of the Class B directors expire at the 1996 Annual Meeting of Shareholders.

         The Board is nominating for reelection its present Class B directors, namely, Allen L. Davis, James P. Sferra, and Donald E. Whipple. Proxies solicited by the Board will be voted for the election of these three nominees.

         All Class B directors elected at the Annual Meeting will be elected to hold office for two years and until their successors are elected and qualified.

         In voting to elect directors, shareholders are entitled to one vote for each share held of record. Shareholders are not entitled to cumulate their votes in the election of directors.

         Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

         RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends a vote in FAVOR of each of the directors nominated in this Proxy Statement. Nominees receiving the highest number of votes will be elected.

PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors appointed Arthur Andersen LLP as the Company's independent public accountants for fiscal 1997. Arthur Andersen LLP has been the independent public accounting firm for the Company since March, 1996. Although not required by law, the Board is seeking shareholder ratification of its selection. If ratification is not obtained, the Board intends to continue the employment of Arthur Andersen LLP at least through fiscal 1997.

         Representatives of Arthur Andersen LLP are expected to be present at the Shareholders' Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

         During fiscal year 1996 the Company filed a Form 8-K related to a change in its certifying accountant:

                           (a) On March 29, 1996, the Company determined to
                  terminate the engagement of Price Waterhouse LLP (Price Waterhouse), the Company's independent accountants, who were previously engaged as the independent accountant to audit the consolidated financial statements of the Company.

                           (b) On March 29, 1996, the Company selected Arthur
                  Andersen LLP (Arthur Andersen) as the Company's independent public accountants. Following a review of the Company's accounting services in recent years, the Board of Directors initiated a process to solicit proposals from both Price Waterhouse and Arthur Andersen, who also serves as the Company's tax advisor. The Audit Committee of the Company's Board of Directors, after reviewing audit proposals from both Price Waterhouse and Arthur Andersen, approved the selection of Arthur Andersen as the Company's independent public accountants and replacement for Price Waterhouse, effective March 29, 1996.

                           (c) Price Waterhouse's report on the Company's
                  financial statements for fiscal years 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's fiscal years 1994 and 1995 and through March 29, 1996, there were no disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Price Waterhouse, would have caused them to make a reference to the subject matter of the disagreement(s) in connection with its report. The Company has authorized Price Waterhouse to respond fully to any inquiries by Arthur Andersen.

         RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends a vote in FAVOR of Proposal 2. The affirmative vote of a majority of Common Shares voting at the Annual Meeting is required for ratification of this proposal.

OTHER MATTERS

         Any other matters considered at the Annual Meeting, including adjournment, will require the affirmative vote of a majority of Common Shares voting.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of LSI Industries are:

                                                                                           Common Shares
                                                                                          Beneficially Owned
   Name and Age                                Position                              Amount           Percentage
Robert J. Ready (a)                     Chairman, President, and                    543,687 (d)            5.97%
         56                             Chief Executive Officer

James P. Sferra (a)                     Executive Vice President-                   214,439 (e)            2.35%
         57                              Manufacturing; Secretary
                                         and Director

Donald E. Whipple (a)                   Director                                    182,667 (e)            2.01%
         60

John N. Taylor, Jr. (b)(c)              Director                                    241,370 (e)            2.65%
         61

Michael J. Burke (b)(c)                 Director and Assistant                       30,000 (e)                *
         53                              Secretary

Allen L. Davis (b)(c)                   Director                                     27,812 (e)                *
         54

Peter F. Carey                          President, LSI Image Group                   34,063 (e)                *
         49

Ronald S. Stowell                       Chief Financial Officer and                  14,740 (e)                *
         46                              Treasurer

All Directors and Executive Officers                                               ________              ______
as a Group (Eight Persons)                                                        1,288,778               14.15%
                                                                                  =========               ======

- ------------------------------
Information as of August 30, 1996
(a)      Executive Committee Member
(b)      Compensation Committee Member
(c)      Audit Committee Member
(d)      See "Principal Shareholders"
(e) Includes options exercisable within 60 days for Mr. Sferra of 19,018 shares, Mr. Whipple of 8,119 shares, Mr. Taylor of 5,500 shares, Mr. Burke of 16,000 shares, Mr. Davis of 16,000 shares, Mr. Carey of 20,751 shares and Mr. Stowell of 10,040 shares; and indirect beneficial ownership for Mr. Sferra of 26,931 shares, Mr. Whipple of 19,947 shares, and Mr. Taylor of 143,860 shares
 *       Less than 1%

         Robert J. Ready is the founder of the Company and has been its President and a Director since 1976. Mr. Ready was appointed Chairman of the Board of Directors in February 1985. Mr. Ready is also a Director of Meridian Diagnostics, Inc. (a Nasdaq listed company) and of Superior Label Systems, Inc.

         James P. Sferra shared in the formation of the Company. Mr. Sferra has served as Corporate Vice President of Manufacturing from November 1989 to November 1992, and as Executive Vice President-Manufacturing since then. Prior to that, he served as Vice President-Manufacturing of LSI Lighting Systems, a division of the Company. Mr. Sferra has served as a Director since 1976, and was appointed Secretary in 1996.

         Donald E. Whipple shared in the formation of the Company. Mr. Whipple served as President of the LSI Lighting Systems and the Insight Graphics divisions of LSI Industries from November 1989 and November 1991, respectively, until his retirement in June 1996. Prior to that, he served as Executive Vice President of the Company. Mr. Whipple has served as Director since 1976, and as Secretary from 1976 to 1996.

         John N. Taylor, Jr. was elected a Director of the Company in November 1992. Mr. Taylor is Chairman and Chief Executive Officer of Kurz-Kasch, Inc., a specialty manufacturer of plastic-based components, precision solenoids, stators and coil products headquartered in Dayton, Ohio. Prior to that, Mr. Taylor founded and was Chairman and Chief Executive Officer of Component Technology Corp., a Nasdaq listed company in Erie, Pennsylvania, until its sale in 1989. Mr. Taylor is a Director of Robbins & Myers Inc. (a Nasdaq listed company), Dayton, Ohio, and serves as a Director of the Cincinnati branch of the Federal Reserve Bank of Cleveland.

         Michael J. Burke was elected a Director and Assistant Secretary of the Company in February 1985. Mr. Burke is a Managing Partner of the Cincinnati law firm of Keating, Muething & Klekamp, P.L.L., counsel to the Company, and has been associated with that firm since 1968.

         Allen L. Davis was elected a Director of the Company in February 1985. Mr. Davis has been the President and Chief Executive Officer, and a Director of Provident Bancorp, Inc. and The Provident Bank, Cincinnati, Ohio since 1986 and 1984, respectively.

         Ronald S. Stowell has served as Chief Financial Officer since joining the Company in December 1992, and was appointed Treasurer in November 1993. From 1985 to November 1992, Mr. Stowell served as Corporate Controller of Essef Corporation (a Nasdaq listed Company), Chardon, Ohio, a manufacturer of high performance composite and engineered plastics products. Mr. Stowell is also a Director of KDM Signs, Inc., Cincinnati, Ohio.

         Peter F. Carey has been President of the Image Group of LSI Industries since July, 1996. Mr. Carey was President of SGI Integrated Graphic Systems from November 1993 through June 1996, and was the Executive Vice President and Chief Operating Officer from October 1991 to his appointment as President in November 1993. From 1990 to September 1991 he was Executive Vice President of Stout Industries, a screen printer of point of purchase signs. Prior to that he was Vice President of Marketing of PlastiLine, Inc., a manufacturer of outdoor signs.

BOARD ACTIONS AND COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

         The Board of Directors met eight times, including three telephone conference calls, during fiscal 1996.

         The Executive Committee, composed of Messrs. Ready (Chairman), Sferra, and Whipple, is responsible, during the intervals between meetings of the Board of Directors, for exercising all the powers of the Board of Directors in the management and control and the business of the Company to the extent permitted by law. The Executive Committee met once during fiscal 1996.

         The Audit Committee, composed of Messrs. Davis (Chairman), Burke, and Taylor, is responsible for reviewing the Company's internal accounting operations. It also recommends the appointment of the Company's independent accountants and reviews the relationships between the Company and these independent accountants. The Audit Committee met two times during fiscal 1996.

         The Compensation Committee, composed of Messrs. Burke (Chairman), Davis, and Taylor, is responsible for establishing compensation levels for management and for administering the Company's stock option plans and Deferred Compensation Plan. The Compensation Committee met two times during fiscal 1996 and had two telephone conference meetings.

         The Company does not have a Nominating Committee.

         Directors who are not employees of the Company receive $11,000 per year for serving as a Director plus $1,000 for each meeting attended. Committee members receive $750 per year for serving as Chairman of a committee plus $600 for each committee meeting attended. Directors who are employees of the Company do not receive any compensation for serving as a Director. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and Committees of which they were members. Non-employee directors receive an annual grant of an option to purchase 1,000 Common Shares. The option is fully vested at the time of grant and has a ten year life.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon its review of copies of such forms received by it, or upon written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1996 all filing requirements were met.

EXECUTIVE COMPENSATION

         The following table sets forth information regarding annual, long-term, and other compensation paid by the Company to its Chief Executive Officer and each of the other four most highly compensated executive officers at June 30, 1996 during each of the last three fiscal years for services rendered to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                               Annual Compensation
                                                                   Other Annual     Securities    All Other
    Name and                                                       Compensation     Underlying  Compensation
Principal Position            Year       Salary          Bonus          (1)         Options (2)      (3)
- ------------------            ----       ------          -----          ---         -----------      ---
Robert J. Ready                1996      $375,000       $125,250      $19,604         22,500        $97,743
  Chairman, President          1995       350,000        175,000       13,152             --         47,869
  and Chief Executive          1994       335,000        164,150       16,192         27,563         27,800
  Officer

James P. Sferra                1996       275,000         99,069       16,485         15,000         58,626
  Executive Vice President-    1995       260,000        130,000       13,015             --         24,666
  Manufacturing; Secretary     1994       250,000        122,500       13,190         10,238         30,200

Donald E. Whipple (4)          1996       257,250         92,674       17,837          3,000         58,167
  President, LSI Lighting      1995       245,000        122,500       13,600             --         26,020
  Systems and Insight          1994       235,000        115,150       13,496          9,608         32,700
  Graphic Systems (retired)

Peter F. Carey                 1996       154,350         45,041       12,000         15,000         28,448
  President, LSI Image         1995       147,000         73,500        9,600             --         14,617
  Group                        1994       140,000         68,600        9,600         13,703         16,300

Ronald S. Stowell              1996       130,000         53,420       14,981         15,000         29,446
  Chief Financial Officer      1995       115,000         57,500       12,019             --         18,598
  and Treasurer                1994        95,000         56,550       11,682          8,663          9,000

- ----------------------
(1) Other Annual Compensation consists of automobile allowances for all executive officers as well as professional fee allowances for Mr. Ready, Mr. Sferra, and Mr. Whipple.
(2) Represents Common Shares underlying options awarded under the Company's stock option plans.
(3) All Other Compensation includes Retirement Plan and Deferred Compensation Plan contributions, and premiums paid on long-term disability and life insurance policies, and payment of accrued vacation.
(4) Mr. Whipple retired from all management positions effective June 30, 1996. He remains as a Director.

         The Company maintains a nonqualified Deferred Compensation Plan that is designed to motivate certain executives and to further align the interests of these executives with those of Company Shareholders. Beginning in the first quarter of fiscal year 1997, the Plan will permit executives to defer any portion of their salary and bonus, with a portion of that deferral being matched by the Company. If the executive's salary deferral is voluntarily invested in LSI Common Shares, and if a certain minimum return on average shareholders equity is achieved, then the Company will match (in LSI Common Shares) a portion of the executive's deferral. Additionally, beginning in fiscal year 1996, the Company will make contributions into the Deferred Compensation Plan for certain executives to make up the retirement contribution that would have been credited to their accounts in the qualified LSI Industries Inc. Retirement Plan if it were not for ERISA-imposed limits on covered compensation. Such Deferred Compensation Plan contribution aggregating $143,000 for the named executives is included in the Summary Compensation Table for fiscal year 1996.

STOCK OPTIONS

         The following tables contain information concerning (a) the grant of stock options to the Named Executives and (b) the exercise and appreciation of stock options held by Named Executives.

                            Fiscal 1996 Option Grants

                        Number of                                                        Potential Realizable Value
                        Securities           % of                                          at Assumed Annual Rates
                        Underlying        Total Options      Exercise                             of Share Price
                         Options     Granted to Employees     Price       Expiration    Appreciation for Option Term (1)
Name                     Granted         in Fiscal 1996      ($/Share)         Date            5%                 10%
- ----                     -------      ---------------------  --------      ----------        -----              -----
Robert J. Ready           22,500               6.6%            $12.83         7/3/00        $79,756            $176,239
James P. Sferra           15,000               4.4%            $12.83         7/3/00        $53,170            $117,493
Donald E. Whipple          3,000                .9%            $12.83         7/3/00        $10,634           $  23,499
Peter F. Carey            15,000               4.4%            $12.83         7/3/00        $53,170            $117,493
Ronald S. Stowell         15,000               4.4%            $12.83         7/3/00        $53,170            $117,493

(1) Potential realizable value is net of option exercise price, but before taxes associated with exercise. These amounts represent compounded rates of appreciation and exercise of the options immediately prior to expiration of their term. Actual gains, if any, are dependent on the future performance of the Common Shares, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts in this table may not necessarily be achieved.


             Fiscal 1996 Option Exercises and Year-End Option Values

                                                                   Number of
                                                             Securities Underlying                   Value of
                           Shares                             Unexercised Options            Unexercised In-the-Money
                         Acquired on         Value            at Fiscal Year-End           Options at Fiscal Year-End(1)
Name                      Exercise          Realized          Exercisable/Unexercisable      Exercisable/Unexercisable
Robert J. Ready            44,738          $554,871            57,645  /   43,921            $822,530    /    $398,807
James P. Sferra            25,608          $327,671            21,026  /   22,955            $300,085    /    $177,468
Donald E. Whipple          31,281           $445,860             --    /    8,119               --       /    $ 86,135
Peter F. Carey               --               --               17,758  /   23,388            $236,397    /    $361,581
Ronald S. Stowell            --               --                9,055  /   20,908            $119,244    /    $140,000

(1) In-the-Money Options are options for which the market value of the underlying Common Shares exceeds the exercise price. Calculation is based upon the market value of the underlying Common Shares at fiscal year-end, minus the exercise price.

CORPORATE PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Common Shares during the five fiscal years ended June 30, 1996, with a cumulative total return on the Nasdaq Stock Market Index (U.S. companies) and the Dow Jones Electrical Equipment Index. The comparison assumes $100 was invested June 30, 1991 in the Company's Common Shares and in each of the indexes presented; it also assumes reinvestment of dividends.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                         LSI                       Nasdaq                  Dow Jones
                                      Industries                Market Index               Electrical
                June 30                  Inc.                      (U.S.)                Equipment Index
                -------                  ----                      ------                ---------------
                  1991                   100                        100                       100
                  1992                    64                        120                        99
                  1993                    95                        151                       114
                  1994                   209                        153                       112
                  1995                   412                        204                       140
                  1996                   565                        261                       169

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal year 1996.

         The LSI Industries Inc. Compensation Committee annually establishes salaries, bonuses and stock option awards for executive officers and key management personnel. The Committee reviews the performance of the Company's executive officers on an individual basis and also reviews each executive's performance in connection with the Company's overall performance. The Committee desires to establish executive compensation that enhances the Company's overall fundamental objective of providing long-term value for its shareholders and employees. The Committee believes that the interests of management and shareholders can be more closely aligned by providing executives with competitive levels of compensation that will enable LSI Industries to attract and retain executives with the highest qualifications by recognizing exceptional individual performance and by tying executive pay to overall corporate performance.

         The Committee uses base salaries, incentive compensation arrangements and stock options designed to tie a portion of the executive's compensation to the stock market performance of LSI's Common Shares. This year the Compensation Committee developed the Deferred Compensation Plan described in the Executive Compensation section above. This Deferred Compensation Plan was subsequently approved by the Board of Directors.

BASE COMPENSATION

         The Committee annually reviews the base salaries of the Company's executive officers. The Committee individually reviews each executive's level of responsibility, potential, and salary levels offered by competitors. The executive's particular division of the Company is reviewed, and its contribution to the overall results of the Company are assessed. The Committee uses this information to determine the executive's base compensation level and performance goals for the upcoming year.

         The Committee applies a collective, subjective evaluation of the above factors to determine the annual base compensation level of its executive officers in light of the Company's performance and, in certain cases, its various divisions. The Committee does not utilize a particular objective formula as a means of establishing annual base compensation levels. Mr. Ready's salary was established on the same basis. The Committee did not compare the Company's executive compensation with the level of compensation paid by companies in the Dow Jones Electrical Equipment Index, nor did it attempt to correlate executive compensation levels with the Company's relative performance as shown in the Corporate Performance Graph above.

INCENTIVE COMPENSATION

         The Committee made its incentive compensation awards for performance during fiscal 1996 by examining net earnings for the year and determining that a bonus pool of approximately $415,000 should be made available for bonuses to executive officers. From the amount determined, the Committee allocated bonuses to various executive officers based on the Committee's analysis of the performance of the particular individual and his contribution to the success of the Company or the particular division for which he was primarily responsible. Mr. Ready's bonus was handled in the same manner as the other executive officers. This process resulted in the bonuses shown in the Summary Compensation Table.

STOCK OPTION GRANTS

         The shareholders of LSI Industries established a stock option plan to provide a method of attracting, retaining and providing appropriate incentives to key employees. The Committee is responsible for the administration of this Plan both with respect to executive officers and all other employees. To that end, the Committee determines which employees receive options, the time of grant and the number of shares subject to the option. All option prices are set at 100% of market value on the date of grant.


                                       Compensation Committee

                                       Michael J. Burke, Chairman
                                       Allen L. Davis
                                       John N. Taylor, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Michael J. Burke, who is Chairman of the Compensation Committee, is a co-managing partner of Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, a law firm that provided legal services to the Company in fiscal year 1996.


                                  OTHER MATTERS

         LSI Industries is not aware of any other matters to be presented at the Annual Meeting other than those specified in the Notice.

                                       By order of the Board of Directors



                                        /s/ James P. Sferra
                                        James P. Sferra
                                        Secretary

         Dated:  September 26, 1996

                               LSI INDUSTRIES INC.


PROXY The undersigned hereby appoints MICHAEL J. BURKE, ROBERT J. READY, AND JOHN N. TAYLOR, JR. or any one of them, proxies
FOR of the undersigned, each with the power of substitution, to vote all Common Shares which the undersigned would be entitled
ANNUAL     to vote at the Annual Meeting of Shareholders of LSI Industries Inc.
MEETING to be held on November 14, 1996 at 10:00 A.M. Eastern time at the Company's headquarters located at 10000 Alliance Road, Cincinnati, Ohio and any adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.       AUTHORITY TO ELECT AS CLASS B DIRECTORS THE THREE NOMINEES BELOW.
                  FOR ___                            WITHHOLD AUTHORITY ___

         ALLEN L. DAVIS, JAMES P. SFERRA, AND DONALD E. WHIPPLE

         WRITE THE NAME OF ANY NOMINEE(S) FOR
         WHOM AUTHORITY TO VOTE IS WITHHELD ___________________________________

2. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1997.
             FOR ___             AGAINST ___            ABSTAIN ___

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.


_________________, 1996           _____________________________________________

                                  _____________________________________________
                                  IMPORTANT:  PLEASE SIGN EXACTLY AS NAME
                                  APPEARS HEREON INDICATING, WHERE PROPER,
                                  OFFICIAL POSITION OR REPRESENTATIVE CAPACITY. IN THE CASE OF JOINT HOLDERS, ALL SHOULD SIGN.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS